National Atlantic

Holdings Corporation

FOR IMMEDIATE RELEASE

National Atlantic Confirms Discussions with
The Commerce Group, Inc.

Freehold, NJ, September 18, 2006 – National Atlantic Holdings Corporation (NASDAQ: NAHC) today confirmed that it is engaged in preliminary discussions regarding potential transactions with The Commerce Group, Inc. of Webster, Massachusetts, as described in a Schedule 13D filed with the Securities and Exchange Commission by The Commerce Group.

The Company has engaged Citigroup Corporate and Investment Banking to advise NAHC in connection with these discussions. The Company notes that discussions with The Commerce Group are preliminary in nature and it can provide no assurance that any agreement for any transaction with The Commerce Group will be reached. The Company does not intend to make further public announcements about discussions with The Commerce Group until such time as they are concluded.

About NAHC:

National Atlantic Holdings Corporation (NAHC) and its subsidiaries provide property and casualty insurance and insurance-related services to individuals, families and businesses in the State of New Jersey.

The Company’s flagship insurance product to personal insurance customers is the “High Proformance Policy.” This product is designed to attract a broad spectrum of New Jersey residents for their private passenger automobile, homeowners, and personal excess (“umbrella”) and specialty property liability coverage.

For businesses, the Company offers a range of commercial insurance products, including commercial property, commercial general liability, and business auto, as well as claims administrative services to self-insured corporations.

National Atlantic distributes its products exclusively through independent insurance agents, known as “Partner Agents,” who are required to become shareholders in National Atlantic in order to represent the Company as an agent. The Company offers insurance products through its subsidiaries, Proformance Insurance Company and Mayfair Reinsurance Company, and insurance-related services through Riverview Professional Services and the National Atlantic Insurance Agency.

Safe Harbor Statement Regarding Forward-Looking Statements

Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

For further information contact:

National Atlantic Holdings Corporation
Frank J. Prudente, Executive Vice President – Corporate Finance
Tel — 732-665-1145